Exhibit 4.7

Subscription Documents

Instructions to Investors

AFTER YOU HAVE DECIDED TO SUBSCRIBE FOR AND PURCHASE THE SERIES B PREFERRED UNITS, PLEASE OBSERVE THESE INSTRUCTIONS:

A.	Confidential Subscriber Questionnaire

Complete and sign two originals of the “Confidential Subscriber Questionnaire.” The purpose of the Confidential Subscriber Questionnaire is to provide certain information as to the status of a subscriber to enable the Partnership and the General Partner to determine whether to accept a subscription. It is understood that the information provided is confidential and will not be reviewed by anyone other than the Partnership, the General Partner, and its counsel.

B.	Subscription Agreement

Complete and sign two originals of the “Subscription Agreement.” PLEASE READ THE SUBSCRIPTION AGREEMENT IN ITS ENTIRETY. IT CONTAINS VARIOUS STATEMENTS AND REPRESENTATIONS TO BE MADE BY SUBSCRIBERS, AS WELL AS ADDITIONAL INFORMATION ABOUT THE PARTNERSHIP.

C.	Counterpart Signature Page to the Limited Partnership Agreement

Complete and sign two originals of the counterpart signature page to the Second Amended and Restated Agreement of Limited Partnership of Greystone Housing Impact Investors LP dated December 5, 2022, as amended.

D.	Return of Subscription Materials

All of the foregoing documents must be delivered to:

Greystone Housing Impact Investors LP

c/o Greystone AF Manager LLC

14301 FNB Parkway, Suite 211

Omaha, Nebraska 68154

Attention: Jesse A. Coury, CFO

After receipt of all the foregoing completed documents, the General Partner will determine whether to accept the subscription. If the subscription is accepted, the General Partner will notify the prospective investor of the date by which the prospective investor will be required to transmit the amount of such investor’s subscription proceeds, together with instructions for making payment for the Series B Preferred Units to be purchased. All payments must be made by wire transfer of immediately available funds. If a potential investor’s subscription is not accepted, the General Partner will notify such potential investor as soon as practicable.

All information is to be typed or printed in ink.

Subscription Instructions

GREYSTONE HOUSING IMPACT INVESTORS LP

(A Delaware Limited Partnership)

Series B Preferred Units Representing Limited Partnership Interests

SUBSCRIPTION AGREEMENT

THIS SUBSCRIPTION AGREEMENT (the “Agreement”) is effective as of the date set forth on the signature page of the Subscription Acceptance hereof (the “Effective Date”), between the undersigned subscriber (the “Subscriber”), and Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”).

Recitals

WHEREAS, the Partnership is offering for sale 10,000,000 Series B Preferred Units representing limited partnership interests of the Partnership (the “Series B Preferred Units”) at a price of $10.00 per unit (the “Offering”), with a minimum investment requirement of $5,000,000 (500,000 Series B Preferred Units) per subscriber, unless otherwise approved by the General Partner in its sole discretion; and

WHEREAS, the Partnership has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Securities and Exchange Commission (“Commission”) a registration statement on Form S-3 (File No. 333-[●]), covering the Series B Preferred Units to be issued from time to time by the Partnership, which was declared effective by the Commission on [●], 2024 (the “Registration Statement”); and

WHEREAS, the Partnership has prepared a prospectus dated [●], 2024 specifically relating to the Series B Preferred Units, which is included as part of the Registration Statement, pursuant to which the Series B Preferred Units are being offered by the Partnership in the Offering, which prospectus may be supplemented from time to time to add, update, or change information contained therein (the prospectus, including all documents incorporated therein by reference, included in the Registration Statement, as it may be supplemented from time to time by any prospectus supplement, in the form in which such prospectus and/or prospectus supplement have most recently been filed by the Partnership with the Commission pursuant to Rule 424(b) under the Securities Act Regulations, together with any then issued free writing prospectus, is referred to herein as the “Prospectus”); and

WHEREAS, all capitalized terms not otherwise defined herein shall have the meanings set forth in the Prospectus.

NOW, THEREFORE, in consideration of the promises made by the parties herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows.

Agreement

Section 1. Subscription for Series B Preferred Units. Subject to the terms and conditions of this Agreement, as of the Effective Date the Subscriber hereby subscribes for, and the Partnership agrees to issue to the Subscriber, that number of Series B Preferred Units of the Partnership set forth on the Subscriber’s signature page hereto. The closing of the purchase and sale of the Series B Preferred Units described herein shall occur at such time and location as the parties shall mutually agree (the “Closing,” and the date of the Closing, the “Closing Date”).

Section 2. Closing Deliveries. At the Closing, the Subscriber shall deliver or cause to be delivered to the Partnership the aggregate amount of the Subscriber’s amount of subscription, as set forth on the Subscriber’s signature page hereto, by wire transfer of immediately available funds to the account as specified by the Partnership. Upon the Closing, the Partnership shall deliver or cause to be delivered to the Subscriber the originally executed: (i) Confidential Subscriber Questionnaire completed by the Subscriber and accompanying this Agreement (the “Confidential Subscriber Questionnaire”); (ii) this Agreement; (iii) counterpart signature page to the Partnership Agreement, as countersigned by the General Partner; and (iv) such other evidence of the Subscriber’s record ownership of the Series B Preferred Units as may be reasonably requested by the Subscriber and mutually agreed to by the General Partner.

Subscription Agreement

Section 3. Representations and Warranties. The Subscriber understands that the Partnership is relying upon the representations and agreements contained in this Agreement (and any supplemental information) for the purpose of determining whether to accept the Subscriber’s subscription for Series B Preferred Units. Accordingly, the Subscriber hereby represents and warrants to the Partnership, and intends that the Partnership rely upon these representations and warranties for the purpose of establishing the acceptability of this Agreement, as follows:

(a) Subscriber Information. The address of the Subscriber in the Confidential Subscriber Questionnaire is the true and correct address of the domicile and residency of the Subscriber, and the Subscriber has no present intention of changing such address to another state or jurisdiction. The Subscriber agrees to promptly notify the Partnership if the information contained in this Agreement, the accompanying Confidential Subscriber Questionnaire, or any other document is or becomes incorrect.

(b) Investment Intent. The Subscriber is subscribing for the Series B Preferred Units for its own account and for investment purposes only, and not with a view to the distribution or resale thereof, in whole or in part, to anyone else.

(c) Liquidity. The Subscriber is in such a financial condition that it has no need for liquidity with respect to a subscription in the Series B Preferred Units and no need to dispose of any portion of the Series B Preferred Units subscribed for hereby to satisfy any existing or contemplated undertaking or indebtedness. The Subscriber hereby represents that, at the present time, the Subscriber could afford a complete loss of its subscription in the Series B Preferred Units.

(d) No Governmental Approvals of Offering. The Subscriber understands that no federal or state governmental agency or authority has passed upon the Series B Preferred Units or made any finding or determination concerning the fairness, advisability, or merits of the Offering or this subscription.

(e) Availability of Prospectus and Other Information. The Subscriber has received (or otherwise had made available to the Subscriber by the filing by the Partnership of an electronic version thereof with the Commission) the Prospectus which is a part of the Registration Statement, and the documents incorporated by reference therein, prior to or in connection with the execution of this Agreement. The Subscriber acknowledges that the Partnership has made available to it and its management the opportunity to ask questions and receive answers concerning the Partnership, the Partnership Agreement, and the Series B Preferred Units, and to obtain any additional information which the Partnership or General Partner possesses or can acquire without unreasonable effort or expense and has received any and all information requested.

(f) Independent Evaluation of Subscription. No representations or warranties have been made to the Subscriber concerning the Partnership, its business, the General Partner, or the Series B Preferred Units by the Partnership, the General Partner, any affiliate of the Partnership or the General Partner, or any agent, officer, or employee of any of them, or by any other person, other than as set forth in this Agreement, and in entering into this Agreement the Subscriber is not relying on any information other than the representations and warranties of the Partnership set forth herein and the results of the Subscriber’s own independent investigation and due diligence. In this regard, the Subscriber has made its own inquiry and analysis (on its own or with the assistance of others) with respect to the Partnership and its business, the General Partner, the Series B Preferred Units, the Partnership Agreement, and other material factors affecting the Series B Preferred Units. Based on such information and analysis, the Subscriber has been able to make an informed decision to subscribe for the Series B Preferred Units.

(g) Sophistication of Subscriber. The Subscriber has such knowledge and experience in financial and business matters that the Subscriber is capable of evaluating the merits and risks of a subscription in the Series B Preferred Units. To the extent necessary, the Subscriber has retained, at its own expense, and relied upon, appropriate professional advice regarding the investment, tax, and legal merits and consequences of this subscription and ownership of the Series B Preferred Units. The Subscriber understands that nothing in this Agreement, the Prospectus, the Registration Statement, or any other materials presented to the Subscriber in connection with the purchase and sale of the Series B Preferred Units constitutes legal, tax, regulatory, or investment advice.

Subscription Agreement

(h) No Public Market for the Series B Preferred Units. The Subscriber understands that there is no public market for the Series B Preferred Units, the Partnership does not intend for a public market in the Series B Preferred Units to develop, and such a public market is unlikely ever to develop.

(i) State of Domicile. The Subscriber’s state of domicile, both at the time of the initial offer of the Series B Preferred Units to the Subscriber and at the present time, was and is within the state set forth in the Subscriber’s address disclosed on this Agreement below.

(j) Organization and Authority; Subscriber Status. The Subscriber is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization with the full right, corporate or partnership power, and authority to enter into and to consummate the transactions contemplated by this Agreement and to otherwise carry out its obligations hereunder. The execution, delivery, and performance by the Subscriber of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Subscriber. The Subscriber’s governing instruments permit, and it is duly qualified to make, this subscription for the Series B Preferred Units. This Agreement and the Confidential Subscriber Questionnaire have been duly executed by the Subscriber, and when delivered by the Subscriber in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Subscriber, enforceable against it in accordance with its terms. By executing this Agreement, the Subscriber hereby represents that the representations and warranties of the Subscriber set forth in the Confidential Subscriber Questionnaire attached to this Agreement, including the representations and warranties regarding the legal status of the Subscriber, are true and correct.

(k) Tax Consequences of Subscription. The Subscriber hereby acknowledges that there can be no assurance regarding the tax consequences of a subscription for the Series B Preferred Units, nor can there be any assurance that the Internal Revenue Code of 1986, as amended, or the regulations promulgated thereunder, or other applicable laws and regulations, will not be amended at some future time. In making this subscription for the Series B Preferred Units, the Subscriber hereby represents that it is relying solely upon the advice of the Subscriber’s tax advisor with respect to the tax aspects of a subscription for the Series B Preferred Units.

(l) Anti-Money Laundering Provisions. Neither the Subscriber nor (i) any person controlling or controlled by the Subscriber, (ii) any person having a beneficial interest in the Subscriber, or (iii) any person for whom the Subscriber is acting as agent or nominee in connection with this investment, is a person or entity with which the Partnership would be prohibited from engaging in a transaction under the rules and regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. No funds the Subscriber will use for the purchase of Series B Preferred Units either now or for any future capital contributions, if any, were, and are not directly or indirectly derived from, activities that contravene U.S. federal, state, local, or international laws and regulations applicable to the Subscriber, including U.S. anti-money laundering laws and regulations. The Subscriber agrees to promptly notify the Partnership if any of the foregoing representations in this Section 3(l) cease to be true and accurate regarding the Subscriber. The Subscriber also agrees to provide the Partnership and the General Partner with any additional information regarding the Subscriber that the Partnership or General Partner deems necessary or convenient to ensure compliance with the foregoing representations. The Subscriber understands and agrees that if at any time it is discovered that any of the foregoing representations are incorrect, or if otherwise required by applicable law or regulation related to money laundering or similar activities, the Partnership may undertake appropriate actions to ensure compliance with applicable laws or regulations, including, but not limited to, segregation and/or redemption of the Subscriber’s investment in the Series B Preferred Units. The Subscriber further understands that the Partnership may release confidential information about the Subscriber and, if applicable, any underlying beneficial owners of the Subscriber, to the proper authorities if the General Partner, in its sole discretion, determines that it is in the best interests of the Partnership in light of the foregoing described anti-money laundering rules.

(m) No Right to Require Registration Upon Resale. The Subscriber understands that the Subscriber has no right to require the Partnership to register the further resale of the Subscriber’s Series B Preferred Units under federal or state securities laws at any time.

Subscription Agreement

Section 4. Representations and Warranties of the Partnership. The Partnership understands that the Subscriber is relying upon the representations and agreements contained in this Section 4 for the purpose of determining whether to enter into this Agreement for the subscription for the Series B Preferred Units. Accordingly, the Partnership hereby represents and warrants to the Subscriber, and intends that the Subscriber rely upon these representations and warranties for the purpose of establishing the acceptability of this Agreement, as follows:

(a) Organization. The Partnership is duly organized, validly existing as a limited partnership, and in good standing under the laws of the State of Delaware. The Partnership is duly licensed or qualified as a foreign limited partnership for transaction of business and in good standing under the laws of each other jurisdiction in which its ownership or lease of property or the conduct of its business requires such license or qualification, and has all limited partnership power and authority necessary to own or hold its properties and to conduct its business as described in the Registration Statement and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on or affecting the assets, business, operations, earnings, properties, condition (financial or otherwise), prospects, partners’ equity or results of operations of the Partnership or prevent or materially interfere with consummation of the transactions contemplated hereby (a “Material Adverse Effect”).

(b) Registration Statement. The Registration Statement has heretofore become effective under the Securities Act; no order of the Commission preventing or suspending the use of the Prospectus or any prospectus supplement related thereto has been issued, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are contemplated by the Commission.

(c) Authorization of Series B Preferred Units. The Series B Preferred Units, when issued and delivered pursuant to the terms approved by the Board of Managers of the general partner of the General Partner of the Partnership, against payment therefor as provided herein, will be duly and validly authorized and issued and fully paid and nonassessable, free and clear of any pledge, lien, encumbrance, security interest or other claim, including any statutory or contractual preemptive rights, resale rights, rights of first refusal or other similar rights. The Series B Preferred Units, when issued, will conform in all material respects to the description thereof set forth in or incorporated into the Prospectus.

(d) Authorization; Enforceability. The Partnership has full legal right, power, and authority to enter into this Agreement and perform the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Partnership and is a legal, valid, and binding agreement of the Partnership enforceable in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors’ rights generally and by general equitable principles.

(e) Title to Real and Personal Property. The Partnership has good and valid title in fee simple to all items of real property and good and valid title to all personal property described in the Registration Statement or Prospectus as being owned by it that are material to the business of the Partnership, in each case free and clear of all liens, encumbrances and claims, except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Partnership, or (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Any real property described in the Registration Statement or Prospectus as being leased by the Partnership is held by it under valid, existing, and enforceable leases, except those that (x) do not materially interfere with the use made or proposed to be made of such property by the Partnership, or (y) would not be reasonably expected to have a Material Adverse Effect.

Section 5. Closing Conditions.

(a) Conditions to the Partnership’s Obligations. The Partnership’s obligation to sell the Series B Preferred Units and to take the other actions required to be taken by the Partnership at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Partnership, in whole or in part):

Subscription Agreement

(i) the accuracy in all material respects as of the date hereof and at the Closing of the representations and warranties by the Subscriber contained herein and in the Confidential Subscriber Questionnaire; and

(ii) the delivery by the Subscriber of the Purchase Price to the Partnership for the Series B Preferred Units as set forth herein on the Closing Date.

(b) Conditions to the Subscriber’s Obligations. The Subscriber’s obligation to purchase the Series B Preferred Units and to take the other actions required to be taken by the Subscriber at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Subscriber, in whole or in part):

(i) the accuracy in all material respects as of the date hereof and at the Closing of the representations and warranties by the Partnership contained herein;

(ii) the delivery by the Partnership to the Subscriber of the closing deliveries described in Section 2 hereof; and

(iii) at the time of the Closing, no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Securities Act or proceedings initiated under Section 8(d) or 8(e) of the Securities Act.

Section 6. Other Covenants.

(a) Governing Law. The Subscriber agrees that, notwithstanding the place where this Agreement may be executed by any of the parties hereto, all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to principles of conflicts of laws. The Subscriber hereby irrevocably agrees that any suit, action, or proceeding with respect to this Agreement and any or all transactions relating hereto shall be brought in the local courts in New Castle County, Delaware or in the U.S. District Court for the District of Delaware, as the case may be.

(b) Indemnification of the Partnership and Others. The Subscriber agrees to hold the Partnership, the General Partner, and its officers, managers, and controlling persons (as defined in the Securities Act), and any persons affiliated with any of them or with the issuance of the Series B Preferred Units, harmless from all expenses, liabilities, and damages (including reasonable attorneys’ fees) deriving from a disposition of the Series B Preferred Units by the Subscriber in a manner in violation of the Securities Act, or of any applicable state securities law or which may be suffered by any such person by reason of any breach by the Subscriber of any of the representations contained herein.

(c) Use of Proceeds. The Partnership will use the proceeds from the Offering as described in the Prospectus.

Section 7. Amendments. Neither this Agreement nor any term hereof may be amended, changed, or revised without the prior written consent of all the parties hereto.

Section 8. Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which taken together shall constitute one and the same Agreement, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement or any instrument pursuant to Section 7 hereof is delivered by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the executing party (or on whose behalf such signature is executed) with the same force and effect as if such “.pdf” signature page was an original thereof.

Subscription Agreement

Section 9. Entire Agreement. This Agreement and the Confidential Subscriber Questionnaire contain the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior agreements and understandings between the parties with respect to their subject matter.

Section 10. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired, or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant, or restriction.

Section 11. WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, EACH PARTY HEREBY KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY, AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 12. Miscellaneous. This Agreement is not transferable or assignable by the Subscriber without the prior written consent of the Partnership. All notices or other communications to be given or made hereunder to the Subscriber shall be in writing and may be hand delivered or sent by fax, certified or registered mail, postage prepaid, e-mail, or by a private overnight delivery service to the Subscriber’s address set forth below. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person, except as set forth in Section 6(b) of this Agreement. The representations, warranties, and covenants contained herein shall survive the Closing and the delivery of the Series B Preferred Units.

[Remainder of Page Intentionally Left Blank]

Subscription Agreement

IN WITNESS WHEREOF, the parties have executed this Subscription Agreement to be effective as of the Effective Date set forth below on the Subscription Acceptance.

Subscriber:

Name of Subscriber:

Address of Subscriber:

Signature of Authorized Signatory:

Name and Title of Authorized Signatory:

Number of Series B Preferred Units Subscribed For:

Aggregate Amount of Subscription: $

Date Signed by Subscriber:

Selection of Designated Target Region:

The Subscriber indicated above hereby selects the following as the Designated Target Region for the Subscriber’s investment:

Complete One:

The State of .

The multi-state region including .

The metropolitan area of .

The entire United States.

The Subscriber also may specify the amount of the Subscriber’s investment proceeds to be allocated to one or more of the following Specified CRA Assets:

The Subscriber may also request an allocation of capital to specific investments already within the portfolio. Such requests to be allocated as according to the “CRA Credit Allocation Methodology” set forth in the Prospectus and subject to confirmation by the General Partner.

Property Name	State	Allocation Request Amount

Subscription Agreement

By signing this Agreement, the Subscriber acknowledges reading and agrees to the provisions set forth in the section captioned “CRA Credit Allocation Methodology” of the Prospectus. The Subscriber acknowledges that the General Partner provides no guarantee that the Subscriber will receive CRA credit for its investment in the Series B Preferred Units.

Subscription Agreement

Subscription Acceptance

This Agreement is accepted as of _________________, 20___, which shall be the Effective Date of the subscription described in this Agreement.

GREYSTONE HOUSING IMPACT INVESTORS LP

By:
Kenneth C. Rogozinski, Chief Executive Officer

Subscription Agreement

GREYSTONE HOUSING IMPACT INVESTORS LP

CONFIDENTIAL SUBSCRIBER QUESTIONNAIRE

In connection with the offer and issuance by Greystone Housing Impact Investors LP, a Delaware limited partnership (the “Partnership”), of up to 10,000,000 Series B Preferred Units representing limited partnership interests of the Partnership (the “Series B Preferred Units”), the undersigned hereby represents and warrants to the Partnership and the General Partner and intends that the Partnership and the General Partner rely upon the representations and warranties, as set forth below. All capitalized terms not otherwise defined herein shall have the meanings set forth in that certain prospectus dated [●], 2024, which is included as part of the registration statement on Form S-3 (File No. 333-[●])(the “Registration Statement”), filed by the Partnership with the Securities and Exchange Commission (“SEC”) on September 17, 2024 and declared effective on [●], 2024, as such prospectus may be supplemented from time to time (as supplemented, the “Prospectus”).

I. Subscriber Status

The Subscriber represents and warrants that it satisfies one or more of the following categories (check all applicable paragraphs):

☐ The Subscriber is a bank as defined in Section 3(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

☐ The Subscriber is a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;

☐ The Subscriber is an investment adviser registered pursuant to Section 203 of the Investment Advisers Act of 1940, as amended (the “Advisers Act”), or registered pursuant to the laws of any state;

☐ The Subscriber is an investment adviser relying on the exemption from registering with the Securities and Exchange Commission under Section 203(l) or (m) of the Advisers Act;

☐ The Subscriber is an insurance company as defined in Section 2(a)(13) of the Securities Act;

☐ The Subscriber is an investment company registered under the Investment Company Act of 1940 (the “1940 Act”) or a business development company as defined in Section 2(a)(48) of that Act;

☐ The Subscriber is a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

☐ The Subscriber is a Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;

☐ The Subscriber is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐ The Subscriber is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons who are “accredited investors” as defined under Securities Act Rule 501;

☐ The Subscriber is a private business development company as defined in Section 202(a)(22) of the Advisers Act;

☐ The Subscriber is an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, a Massachusetts or similar business trust, a partnership, or a limited liability company not formed for the specific purpose of acquiring the securities offered, and has total assets in excess of $5,000,000;

☐ The Subscriber is a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that such person is capable of evaluating the merits and risks of a prospective investment;

☐ The Subscriber is an entity in which all of the equity owners are “accredited investors” under one or more of the above paragraphs; or

☐ The Subscriber is an entity of a type not listed above, not formed for the specific purpose of acquiring the securities offered, and owns “investments” (as defined in Rule 2a51-1(b) of the 1940 Act) in excess of $5,000,000.

II. Authorization of Agents

Please provide below the names of the persons authorized by the Subscriber to give and receive instructions between the Partnership and the undersigned Subscriber with respect to the Subscriber’s investment in the Series B Preferred Units. Such persons are the only persons so authorized until further notice to the Partnership.

Name	Title	Email	Telephone	Address

The Subscriber agrees to notify the Partnership and the General Partner immediately of any change in the information provided in this Confidential Purchaser Questionnaire prior to the execution of the Subscriber’s subscription for Series B Preferred Units.

III. Subscriber Acknowledgments

The undersigned Subscriber hereby confirms its agreement to purchase the Series B Preferred Units on the terms and conditions set forth in the Subscription Agreement accompanying this questionnaire and executed by the Subscriber and accepted by the General Partner, and acknowledges and/or represents the following (you must check all of the representations below in order to be eligible to invest):

☐ The Subscriber has received, read, and understands the Registration Statement, as modified or amended, including the related Prospectus, filed by the Partnership with the SEC in connection with the offering of the Series B Preferred Units, and the annual and periodic reports of the Partnership filed with the SEC (which are incorporated by reference into the Registration Statement and Prospectus), wherein the terms, conditions, and risks of the offering are described.

☐ The Subscriber is purchasing the Series B Preferred Units for its own account, for investment, and not with a view to a further distribution thereof.

☐ The Subscriber is not subject to any statute, regulation, rule, order, directive, memorandum of understanding, resolution, or other mandate from any governmental entity, regulatory body, or court of competent jurisdiction which prevents, limits, or restricts the Subscriber’s investment in the Series B Preferred Units, as described in the accompanying Subscription Agreement.

IV. Taxpayer ID Certification

Please complete and execute, in full, the certification beginning on the following page and submit the certification to the Partnership. The Taxpayer ID number should correspond to the Subscriber.

(See Following Pages Attached)

Form **W-9**
(Rev. March 2024)
Department of the Treasury
Internal Revenue Service

Request for Taxpayer Identification Number and Certification

Go to *www.irs.gov/FormW9* for instructions and the latest information.

Give form to the requester. Do not send to the IRS.

Before you begin. For guidance related to the purpose of Form W-9, see *Purpose of Form*, below.

Print or type. See *Specific Instructions* on page 3.

1 Name of entity/individual. An entry is required. (For a sole proprietor or disregarded entity, enter the owner's name on line 1, and enter the business/disregarded entity's name on line 2.)

2 Business name/disregarded entity name, if different from above.

3a Check the appropriate box for federal tax classification of the entity/individual whose name is entered on line 1. Check only **one** of the following seven boxes.

☐ Individual/sole proprietor ☐ C corporation ☐ S corporation ☐ Partnership ☐ Trust/estate

☐ LLC. Enter the tax classification (C = C corporation, S = S corporation, P = Partnership) . . . . . ____

Note: Check the "LLC" box above and, in the entry space, enter the appropriate code (C, S, or P) for the tax classification of the LLC, unless it is a disregarded entity. A disregarded entity should instead check the appropriate box for the tax classification of its owner.

☐ Other (see instructions) ____

3b If on line 3a you checked "Partnership" or "Trust/estate," or checked "LLC" and entered "P" as its tax classification, and you are providing this form to a partnership, trust, or estate in which you have an ownership interest, check this box if you have any foreign partners, owners, or beneficiaries. See instructions . . . . ☐

4 Exemptions (codes apply only to certain entities, not individuals; see instructions on page 3):

Exempt payee code (if any) ____

Exemption from Foreign Account Tax Compliance Act (FATCA) reporting code (if any) ____

(Applies to accounts maintained outside the United States.)

5 Address (number, street, and apt. or suite no.). See instructions.

Requester's name and address (optional)

6 City, state, and ZIP code

7 List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on line 1 to avoid backup withholding. For individuals, this is generally your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the instructions for Part I, later. For other entities, it is your employer identification number (EIN). If you do not have a number, see *How to get a TIN*, later.

Note: If the account is in more than one name, see the instructions for line 1. See also *What Name and Number To Give the Requester* for guidelines on whose number to enter.

Social security number

☐☐☐ – ☐☐ – ☐☐☐☐

or

Employer identification number

☐☐ – ☐☐☐☐☐☐☐

Part II Certification

Under penalties of perjury, I certify that:

1. The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and
2. I am not subject to backup withholding because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
3. I am a U.S. citizen or other U.S. person (defined below); and
4. The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and, generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions for Part II, later.

Sign Here **Signature of U.S. person** **Date**

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Future developments. For the latest information about developments related to Form W-9 and its instructions, such as legislation enacted after they were published, go to *www.irs.gov/FormW9*.

What's New

Line 3a has been modified to clarify how a disregarded entity completes this line. An LLC that is a disregarded entity should check the appropriate box for the tax classification of its owner. Otherwise, it should check the "LLC" box and enter its appropriate tax classification.

New line 3b has been added to this form. A flow-through entity is required to complete this line to indicate that it has direct or indirect foreign partners, owners, or beneficiaries when it provides the Form W-9 to another flow-through entity in which it has an ownership interest. This change is intended to provide a flow-through entity with information regarding the status of its indirect foreign partners, owners, or beneficiaries, so that it can satisfy any applicable reporting requirements. For example, a partnership that has any indirect foreign partners may be required to complete Schedules K-2 and K-3. See the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

Purpose of Form

An individual or entity (Form W-9 requester) who is required to file an information return with the IRS is giving you this form because they

Cat. No. 10231X Form **W-9** (Rev. 3-2024)

Form W-9 (Rev. 3-2024) Page **2**

must obtain your correct taxpayer identification number (TIN), which may be your social security number (SSN), individual taxpayer identification number (ITIN), adoption taxpayer identification number (ATIN), or employer identification number (EIN), to report on an information return the amount paid to you, or other amount reportable on an information return. Examples of information returns include, but are not limited to, the following.

- Form 1099-INT (interest earned or paid).
- Form 1099-DIV (dividends, including those from stocks or mutual funds).
- Form 1099-MISC (various types of income, prizes, awards, or gross proceeds).
- Form 1099-NEC (nonemployee compensation).
- Form 1099-B (stock or mutual fund sales and certain other transactions by brokers).
- Form 1099-S (proceeds from real estate transactions).
- Form 1099-K (merchant card and third-party network transactions).
- Form 1098 (home mortgage interest), 1098-E (student loan interest), and 1098-T (tuition).
- Form 1099-C (canceled debt).
- Form 1099-A (acquisition or abandonment of secured property).

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN.

Caution: If you don't return Form W-9 to the requester with a TIN, you might be subject to backup withholding. See *What is backup withholding*, later.

By signing the filled-out form, you:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued);

2. Certify that you are not subject to backup withholding; or

3. Claim exemption from backup withholding if you are a U.S. exempt payee; and

4. Certify to your non-foreign status for purposes of withholding under chapter 3 or 4 of the Code (if applicable); and

5. Certify that FATCA code(s) entered on this form (if any) indicating that you are exempt from the FATCA reporting is correct. See *What Is FATCA Reporting*, later, for further information.

Note: If you are a U.S. person and a requester gives you a form other than Form W-9 to request your TIN, you must use the requester's form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

- An individual who is a U.S. citizen or U.S. resident alien;
- A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States;
- An estate (other than a foreign estate); or
- A domestic trust (as defined in Regulations section 301.7701-7).

Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding. Payments made to foreign persons, including certain distributions, allocations of income, or transfers of sales proceeds, may be subject to withholding under chapter 3 or chapter 4 of the Code (sections 1441–1474). Under those rules, if a Form W-9 or other certification of non-foreign status has not been received, a withholding agent, transferee, or partnership (payor) generally applies presumption rules that may require the payor to withhold applicable tax from the recipient, owner, transferor, or partner (payee). See Pub. 515, Withholding of Tax on Nonresident Aliens and Foreign Entities.

The following persons must provide Form W-9 to the payor for purposes of establishing its non-foreign status.

- In the case of a disregarded entity with a U.S. owner, the U.S. owner of the disregarded entity and not the disregarded entity.
- In the case of a grantor trust with a U.S. grantor or other U.S. owner, generally, the U.S. grantor or other U.S. owner of the grantor trust and not the grantor trust.
- In the case of a U.S. trust (other than a grantor trust), the U.S. trust and not the beneficiaries of the trust.

See Pub. 515 for more information on providing a Form W-9 or a certification of non-foreign status to avoid withholding.

Foreign person. If you are a foreign person or the U.S. branch of a foreign bank that has elected to be treated as a U.S. person (under Regulations section 1.1441-1(b)(2)(iv) or other applicable section for chapter 3 or 4 purposes), do not use Form W-9. Instead, use the appropriate Form W-8 or Form 8233 (see Pub. 515). If you are a qualified foreign pension fund under Regulations section 1.897(l)-1(d), or a partnership that is wholly owned by qualified foreign pension funds, that is treated as a non-foreign person for purposes of section 1445 withholding, do not use Form W-9. Instead, use Form W-8EXP (or other certification of non-foreign status).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a saving clause. Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items.

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if their stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first Protocol) and is relying on this exception to claim an exemption from tax on their scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity, give the requester the appropriate completed Form W-8 or Form 8233.

Backup Withholding

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS 24% of such payments. This is called "backup withholding." Payments that may be subject to backup withholding include, but are not limited to, interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, payments made in settlement of payment card and third-party network transactions, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester;

2. You do not certify your TIN when required (see the instructions for Part II for details);

3. The IRS tells the requester that you furnished an incorrect TIN;

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only); or

5. You do not certify to the requester that you are not subject to backup withholding, as described in item 4 under "*By signing the filled-out form*" above (for reportable interest and dividend accounts opened after 1983 only).

Form W-9 (Rev. 3-2024) Page 3

Certain payees and payments are exempt from backup withholding. See *Exempt payee code*, later, and the separate Instructions for the Requester of Form W-9 for more information.

See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier.

What Is FATCA Reporting?

The Foreign Account Tax Compliance Act (FATCA) requires a participating foreign financial institution to report all U.S. account holders that are specified U.S. persons. Certain payees are exempt from FATCA reporting. See *Exemption from FATCA reporting code*, later, and the Instructions for the Requester of Form W-9 for more information.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you are no longer tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Line 1

You must enter one of the following on this line; **do not** leave this line blank. The name should match the name on your tax return.

If this Form W-9 is for a joint account (other than an account maintained by a foreign financial institution (FFI)), list first, and then circle, the name of the person or entity whose number you entered in Part I of Form W-9. If you are providing Form W-9 to an FFI to document a joint account, each holder of the account that is a U.S. person must provide a Form W-9.

• **Individual.** Generally, enter the name shown on your tax return. If you have changed your last name without informing the Social Security Administration (SSA) of the name change, enter your first name, the last name as shown on your social security card, and your new last name.

Note for ITIN applicant: Enter your individual name as it was entered on your Form W-7 application, line 1a. This should also be the same as the name you entered on the Form 1040 you filed with your application.

• **Sole proprietor.** Enter your individual name as shown on your Form 1040 on line 1. Enter your business, trade, or "doing business as" (DBA) name on line 2.

• **Partnership, C corporation, S corporation, or LLC, other than a disregarded entity.** Enter the entity's name as shown on the entity's tax return on line 1 and any business, trade, or DBA name on line 2.

• **Other entities.** Enter your name as shown on required U.S. federal tax documents on line 1. This name should match the name shown on the charter or other legal document creating the entity. Enter any business, trade, or DBA name on line 2.

• **Disregarded entity.** In general, a business entity that has a single owner, including an LLC, and is not a corporation, is disregarded as an entity separate from its owner (a disregarded entity). See Regulations section 301.7701-2(c)(2). A disregarded entity should check the appropriate box for the tax classification of its owner. Enter the owner's name on line 1. The name of the owner entered on line 1 should never be a disregarded entity. The name on line 1 should be the name shown on the income tax return on which the income should be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a single owner that is a U.S. person, the U.S. owner's name is required to be provided on line 1. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity's name on line 2. If the owner of the disregarded entity is a foreign person, the owner must complete an appropriate Form W-8 instead of a Form W-9. This is the case even if the foreign person has a U.S. TIN.

Line 2

If you have a business name, trade name, DBA name, or disregarded entity name, enter it on line 2.

Line 3a

Check the appropriate box on line 3a for the U.S. federal tax classification of the person whose name is entered on line 1. Check only one box on line 3a.

IF the entity/individual on line 1 is a(n) . . .	THEN check the box for . . .
• Corporation	Corporation.
• Individual or • Sole proprietorship	Individual/sole proprietor.
• LLC classified as a partnership for U.S. federal tax purposes or • LLC that has filed Form 8832 or 2553 electing to be taxed as a corporation	Limited liability company and enter the appropriate tax classification: P = Partnership, C = C corporation, or S = S corporation.
• Partnership	Partnership.
• Trust/estate	Trust/estate.

Line 3b

Check this box if you are a partnership (including an LLC classified as a partnership for U.S. federal tax purposes), trust, or estate that has any foreign partners, owners, or beneficiaries, and you are providing this form to a partnership, trust, or estate, in which you have an ownership interest. You must check the box on line 3b if you receive a Form W-8 (or documentary evidence) from any partner, owner, or beneficiary establishing foreign status or if you receive a Form W-9 from any partner, owner, or beneficiary that has checked the box on line 3b.

Note: A partnership that provides a Form W-9 and checks box 3b may be required to complete Schedules K-2 and K-3 (Form 1065). For more information, see the Partnership Instructions for Schedules K-2 and K-3 (Form 1065).

If you are required to complete line 3b but fail to do so, you may not receive the information necessary to file a correct information return with the IRS or furnish a correct payee statement to your partners or beneficiaries. See, for example, sections 6698, 6722, and 6724 for penalties that may apply.

Line 4 Exemptions

If you are exempt from backup withholding and/or FATCA reporting, enter in the appropriate space on line 4 any code(s) that may apply to you.

Exempt payee code.

• Generally, individuals (including sole proprietors) are not exempt from backup withholding.

• Except as provided below, corporations are exempt from backup withholding for certain payments, including interest and dividends.

• Corporations are not exempt from backup withholding for payments made in settlement of payment card or third-party network transactions.

• Corporations are not exempt from backup withholding with respect to attorneys' fees or gross proceeds paid to attorneys, and corporations that provide medical or health care services are not exempt with respect to payments reportable on Form 1099-MISC.

The following codes identify payees that are exempt from backup withholding. Enter the appropriate code in the space on line 4.

1—An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2).

Form W-9 (Rev. 3-2024) Page 4

2—The United States or any of its agencies or instrumentalities.

3—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

4—A foreign government or any of its political subdivisions, agencies, or instrumentalities.

5—A corporation.

6—A dealer in securities or commodities required to register in the United States, the District of Columbia, or a U.S. commonwealth or territory.

7—A futures commission merchant registered with the Commodity Futures Trading Commission.

8—A real estate investment trust.

9—An entity registered at all times during the tax year under the Investment Company Act of 1940.

10—A common trust fund operated by a bank under section 584(a).

11—A financial institution as defined under section 581.

12—A middleman known in the investment community as a nominee or custodian.

13—A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 13.

IF the payment is for . . .	THEN the payment is exempt for . . .
• Interest and dividend payments	All exempt payees except for 7.
• Broker transactions	Exempt payees 1 through 4 and 6 through 11 and all C corporations. S corporations must not enter an exempt payee code because they are exempt only for sales of noncovered securities acquired prior to 2012.
• Barter exchange transactions and patronage dividends	Exempt payees 1 through 4.
• Payments over $600 required to be reported and direct sales over $5,000[1]	Generally, exempt payees 1 through 5.[2]
• Payments made in settlement of payment card or third-party network transactions	Exempt payees 1 through 4.

[1] See Form 1099-MISC, Miscellaneous Information, and its instructions.

[2] However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys' fees, gross proceeds paid to an attorney reportable under section 6045(f), and payments for services paid by a federal executive agency.

Exemption from FATCA reporting code. The following codes identify payees that are exempt from reporting under FATCA. These codes apply to persons submitting this form for accounts maintained outside of the United States by certain foreign financial institutions. Therefore, if you are only submitting this form for an account you hold in the United States, you may leave this field blank. Consult with the person requesting this form if you are uncertain if the financial institution is subject to these requirements. A requester may indicate that a code is not required by providing you with a Form W-9 with "Not Applicable" (or any similar indication) entered on the line for a FATCA exemption code.

A—An organization exempt from tax under section 501(a) or any individual retirement plan as defined in section 7701(a)(37).

B—The United States or any of its agencies or instrumentalities.

C—A state, the District of Columbia, a U.S. commonwealth or territory, or any of their political subdivisions or instrumentalities.

D—A corporation the stock of which is regularly traded on one or more established securities markets, as described in Regulations section 1.1472-1(c)(1)(i).

E—A corporation that is a member of the same expanded affiliated group as a corporation described in Regulations section 1.1472-1(c)(1)(i).

F—A dealer in securities, commodities, or derivative financial instruments (including notional principal contracts, futures, forwards, and options) that is registered as such under the laws of the United States or any state.

G—A real estate investment trust.

H—A regulated investment company as defined in section 851 or an entity registered at all times during the tax year under the Investment Company Act of 1940.

I—A common trust fund as defined in section 584(a).

J—A bank as defined in section 581.

K—A broker.

L—A trust exempt from tax under section 664 or described in section 4947(a)(1).

M—A tax-exempt trust under a section 403(b) plan or section 457(g) plan.

Note: You may wish to consult with the financial institution requesting this form to determine whether the FATCA code and/or exempt payee code should be completed.

Line 5

Enter your address (number, street, and apartment or suite number). This is where the requester of this Form W-9 will mail your information returns. If this address differs from the one the requester already has on file, enter "NEW" at the top. If a new address is provided, there is still a chance the old address will be used until the payor changes your address in their records.

Line 6

Enter your city, state, and ZIP code.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have, and are not eligible to get, an SSN, your TIN is your IRS ITIN. Enter it in the entry space for the Social security number. If you do not have an ITIN, see *How to get a TIN* below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN.

If you are a single-member LLC that is disregarded as an entity separate from its owner, enter the owner's SSN (or EIN, if the owner has one). If the LLC is classified as a corporation or partnership, enter the entity's EIN.

Note: See *What Name and Number To Give the Requester*, later, for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local SSA office or get this form online at *www.SSA.gov*. You may also get this form by calling 800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at *www.irs.gov/EIN*. Go to *www.irs.gov/Forms* to view, download, or print Form W-7 and/or Form SS-4. Or, you can go to *www.irs.gov/OrderForms* to place an order and have Form W-7 and/or Form SS-4 mailed to you within 15 business days.

If you are asked to complete Form W-9 but do not have a TIN, apply for a TIN and enter "Applied For" in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, you will generally have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Entering "Applied For" means that you have already applied for a TIN or that you intend to apply for one soon. See also *Establishing U.S. status for purposes of chapter 3 and chapter 4 withholding*, earlier, for when you may instead be subject to withholding under chapter 3 or 4 of the Code.

Caution: A disregarded U.S. entity that has a foreign owner must use the appropriate Form W-8.

Form W-9 (Rev. 3-2024) Page 5

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, 4, or 5 below indicates otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on line 1 must sign. Exempt payees, see *Exempt payee code*, earlier.

Signature requirements. Complete the certification as indicated in items 1 through 5 below.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. "Other payments" include payments made in the course of the requester's trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments made in settlement of payment card and third-party network transactions, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), ABLE accounts (under section 529A), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:	Give name and SSN of:
1. Individual	The individual
2. Two or more individuals (joint account) other than an account maintained by an FFI	The actual owner of the account or, if combined funds, the first individual on the account[1]
3. Two or more U.S. persons (joint account maintained by an FFI)	Each holder of the account
4. Custodial account of a minor (Uniform Gift to Minors Act)	The minor[2]
5. a. The usual revocable savings trust (grantor is also trustee)	The grantor-trustee[1]
b. So-called trust account that is not a legal or valid trust under state law	The actual owner[1]
6. Sole proprietorship or disregarded entity owned by an individual	The owner[3]
7. Grantor trust filing under Optional Filing Method 1 (see Regulations section 1.671-4(b)(2)(i)(A))**	The grantor*

For this type of account:	Give name and EIN of:
8. Disregarded entity not owned by an individual	The owner
9. A valid trust, estate, or pension trust	Legal entity[4]
10. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
11. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
12. Partnership or multi-member LLC	The partnership
13. A broker or registered nominee	The broker or nominee
14. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
15. Grantor trust filing Form 1041 or under the Optional Filing Method 2, requiring Form 1099 (see Regulations section 1.671-4(b)(2)(i)(B))**	The trust

[1] List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person's number must be furnished.

[2] Circle the minor's name and furnish the minor's SSN.

[3] You must show your individual name on line 1, and enter your business or DBA name, if any, on line 2. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

[4] List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

* **Note:** The grantor must also provide a Form W-9 to the trustee of the trust.

** For more information on optional filing methods for grantor trusts, see the Instructions for Form 1041.

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records From Identity Theft

Identity theft occurs when someone uses your personal information, such as your name, SSN, or other identifying information, without your permission to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

- Protect your SSN,
- Ensure your employer is protecting your SSN, and
- Be careful when choosing a tax return preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity, or a questionable credit report, contact the IRS Identity Theft Hotline at 800-908-4490 or submit Form 14039.

For more information, see Pub. 5027, Identity Theft Information for Taxpayers.

Form W-9 (Rev. 3-2024) Page 6

Victims of identity theft who are experiencing economic harm or a systemic problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 877-777-4778 or TTY/TDD 800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to *phishing@irs.gov*. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration (TIGTA) at 800-366-4484. You can forward suspicious emails to the Federal Trade Commission at *spam@uce.gov* or report them at *www.ftc.gov/complaint*. You can contact the FTC at *www.ftc.gov/idtheft* or 877-IDTHEFT (877-438-4338). If you have been the victim of identity theft, see *www.IdentityTheft.gov* and Pub. 5027.

Go to *www.irs.gov/IdentityTheft* to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. commonwealths and territories for use in administering their laws. The information may also be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payors must generally withhold a percentage of taxable interest, dividends, and certain other payments to a payee who does not give a TIN to the payor. Certain penalties may also apply for providing false or fraudulent information.

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IN WITNESS WHEREOF, the Subscriber has executed this Confidential Subscriber Questionnaire this _____ day of _____________, 20___.

SUBSCRIBER:

By:

Name:

Title:

Address of Subscriber:

Telephone:

Authorized E-Mail Address:

Federal EIN: